Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48814, 333-66382, 333-107818, 333-117969, 333-151764 and 333-162322) of Ixia of our report dated September 4, 2009 relating to the financial statements of the IP Performance Test and Diagnostic Division, a division of Agilent Technologies, Inc., which appears in this Current Report on Form 8-K/A of Ixia.
/s/ PricewaterhouseCoopers LLP
San Jose, California
January 12, 2010